Exhibit 24.02

Power of Attorney

WHEREAS, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (herein referred to as the "Company"), is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3 (or such other appropriate form) relating to the issuance and sale of an indeterminate amount of securities of the Company, which may include unsecured long-term debt securities.

WHEREAS, each of the undersigned holds the office or offices in the Company herein-below set opposite his or her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints SEAN TRAUSCHKE, STEPHEN E. MERRILL and SARAH R. STAFFORD and each of them individually, his or her attorney with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statements (or such other appropriate form) relating to the issuance and sale of an indeterminate amount of securities of the Company, which may include unsecured long-term debt securities, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 21st day of February, 2018.

Sean Trauschke, Chairman, Principal Executive Officer and Director	/s/	Sean Trauschke
Frank A. Bozich, Director	/s/	Frank A. Bozich
James H. Brandi, Director	/s/	James H. Brandi
Peter D. Clarke, Director	/s/	Peter D. Clarke
Luke R. Corbett, Director	/s/	Luke R. Corbett
David L. Hauser, Director	/s/	David L. Hauser
Kirk Humphreys, Director	/s/	Kirk Humphreys
Robert O. Lorenz, Director	/s/	Robert O. Lorenz
Judy R. McReynolds, Director	/s/	Judy R. McReynolds
J. Michael Sanner, Director	/s/	J. Michael Sanner
Sheila G. Talton, Director	/s/	Sheila G. Talton
Stephen E. Merrill, Principal Financial Officer	/s/	Stephen E. Merrill
Scott Forbes, Principal Accounting Officer	/s/	Scott Forbes

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Kelly Hamilton-Coyer, Notary Public in and for said County and State, the above named directors and officers of OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, known to me to be the persons whose names are subscribed to the foregoing instrument, severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the 21st day of February 2018.

/s/ Kelly Hamilton-Coyer
By: Kelly Hamilton-Coyer
Notary Public

My commission expires:
July 6, 2021